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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-119526 on Form S-8 of our reports dated March 12, 2009, relating to the consolidated financial statements of Wilshire Bancorp, Inc. and the effectiveness of Wilshire Bancorp, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wilshire Bancorp, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 12, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM